Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 28, 2006, accompanying the consolidated financial statements included in the Annual Report of AMS Health Sciences, Inc. and Subsidiaries on Form 10-KSB for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of AMS Health Sciences, Inc. and Subsidiaries on Forms S-8 (File No. 333-109093, File No. 333-30438, and File No. 333-91401).

/S/ COLE & REED P.C.

Oklahoma City, Oklahoma
March 28, 2006